Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

dated as of

October 21, 2019

among

BELLRING BRANDS, INC.

and

POST HOLDINGS, INC.

Exhibit A	Joinder Agreement

i

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT dated as of October 21, 2019 (this “Agreement”) is among (i) BellRing Brands, Inc., a Delaware corporation (the “Company”), (ii) Post Holdings, Inc., a Missouri corporation (“Post”), and (iii) other Persons (as defined below) party hereto from time to time.

RECITALS

WHEREAS, the parties hereto are entering into this Agreement to provide (i) certain registration rights under the Securities Act (as defined below) and applicable state securities laws to each Stockholder (as defined below) with respect to Registrable Securities (as defined below) each may hold and (ii) certain governance rights to Post.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Governance Rules” means applicable federal and Delaware laws and the rules of the NYSE relating to the Board and the corporate governance of the Company, including, without limitation, Rule 10A-3 of the Exchange Act and NYSE Rule 303A, in each case, subject to applicable phase-in periods.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“BellRing LLC” means BellRing Brands, LLC, a Delaware limited liability company.

“BellRing LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of BellRing LLC, dated as of the date hereof, as it may be amended from time to time.

“BellRing LLC Units” means the Nonvoting Common Units of BellRing LLC as defined in the BellRing LLC Agreement.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended, modified, supplemented and/or restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended, modified, supplemented and/or restated from time to time.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Company Securities” means (i) the Class A Common Stock, (ii) any securities of the Company or any successor or assign of the Company into which such Class A Common Stock is reclassified or reconstituted or into which such Class A Common Stock is converted or otherwise exchanged in connection with a split or combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or a distribution in respect of the securities described in clauses (i) or (ii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement.

“Independent Director” means a director who qualifies as an “independent director” of the Company under the NYSE Listed Company Manual.

“Initial Public Offering” means the initial underwritten public offering of the Class A Common Stock of the Company on October 21, 2019.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, and shall include any successor (by merger or otherwise) thereto.

“Post Party” means Post and its Affiliates (other than the Company and its Subsidiaries).

“Post Nominee” means any individual nominated or designated by Post for election or appointment to the Board in accordance with, and subject to the terms and conditions of, Article III of this Agreement.

“Post Stockholder” means each Post Party that is a Stockholder.

“Public Offering” means an underwritten public offering of Company Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act.

“Registering Stockholder” means, with respect to any Registration Statement, each Stockholder whose Registrable Securities are or are to be registered pursuant to such Registration Statement.

“Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.

“Registrable Securities” means, at any time, any Company Securities beneficially owned (whether beneficially owned as of the date hereof or hereinafter beneficially owned) by a Stockholder until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (iii) such securities are otherwise transferred, assigned, sold, conveyed or otherwise disposed of and thereafter such securities may be resold without subsequent registration under the Securities Act or (iv) with respect to any such securities held by any single Stockholder (or group of Stockholders that are aggregated for purposes of Rule 144), all of such securities held by any Stockholder or group of Stockholders that are able to be sold in a single transaction pursuant to Rule 144 (or any similar provisions then in force) and such securities of such Stockholder (or group of Stockholders) represent no more than 2.5% of the relevant class of Company Securities.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Registrable Securities, regardless of whether such Registration Statement is declared effective, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses incurred in complying with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters requested pursuant to Section 2.04(h) or any special audits incidental to or required by any registration or qualification), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of one firm of counsel selected by the holder(s) of a majority of the Registrable Securities covered by each Registration Statement (the “Holders’ Counsel”), (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the reasonable fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(m) and (xvi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration, Piggyback Registration or Shelf Registration pursuant to the terms of this Agreement.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement.

“Requesting Stockholder” means, with respect to any Demand Registration or Shelf Registration, any Stockholder holding any Registrable Securities initially making the request for such Demand Registration or Shelf Registration.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means, collectively, the shares of Class A Common Stock and the share of Class B Common Stock.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Specified Period” means 90 days; provided that such period may be extended as may be reasonably requested by the managing or co-managing underwriter of a registered offering required hereunder to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA rules or any successor provisions or amendments thereto.

“Stockholder” means, at any time, each Post Party or any transferee or assignee of a Post Party pursuant to Section 2.12 of this Agreement, beneficially owning Company Securities or BellRing LLC Units that shall be a party to or bound by this Agreement, so long as such Person shall beneficially own any Company Securities or BellRing LLC Units.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions at the time are directly or indirectly owned by such Person.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Alternative Transaction	Section 2.02(d)
Audit Committee Independent Directors	Section 3.01(a)(iv)
Committees	Section 3.01(c)
Company	Preamble
Damages	Section 2.05
Demand Registration	Section 2.01(a)
Determination Date	Section 2.02(f)
Holders’ Counsel	Section 1.01(a)
(Definition of “Registration Expenses”)

Term	Section
Indemnified Party	Section 2.07
Indemnifying Party	Section 2.07
Inspectors	Section 2.04(g)
Issuer Free Writing Prospectus	Section 2.14
Maximum Offering Size	Section 2.01(d)
Piggyback Registration	Section 2.02(h)(i)
Post	Preamble
Records	Section 2.04(g)
Registration Actions	Section 2.01(e)
Requested Shelf Registered Securities	Section 2.02(b)
Shelf Public Offering	Section 2.02(b)
Shelf Public Offering Notice	Section 2.02(b)
Shelf Public Offering Request	Section 2.02(b)
Shelf Public Offering Requesting Stockholder	Section 2.02(b)
Shelf Registration	Section 2.02(a)
Stockholder Parties	Section 2.05
Suspension Notice	Section 2.01(e)
Suspension Period	Section 2.01(e)
Well-Known Seasoned Issuer	Section 2.02(f)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to laws, rules, regulations and forms shall be deemed to be references to such laws, rules, regulations and forms as amended, succeeded or replaced.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01. Demand Registration.

(a) At any time following the Initial Public Offering, any Stockholder may give a written request to the Company to effect the registration under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of all or any portion of such Requesting Stockholder’s Registrable Securities, which written request shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof. Such registration may be for the offering of the Stockholder’s Registrable Securities on a delayed or continuous basis under Rule 415 under the Securities Act. At any time the Company is eligible to use Form S-3ASR, such registration shall occur on such form. Upon the receipt of such written request, the Company shall promptly give notice (via electronic transmission) of such requested registration (each such registration shall be referred to herein as a “Demand Registration”) at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such Demand Registration to any other Stockholders. Thereafter, the Company shall use its commercially reasonable efforts to effect, as soon as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Stockholder has requested registration under this Section 2.01;

(ii) all other Registrable Securities of the same class or series as those requested to be registered by the Requesting Stockholder that any other Stockholder has requested the Company register by request received by the Company and Post within 10 Business Days after such Stockholders receive the Company’s notice of the Demand Registration; and

(iii) any Company Securities to be offered or sold by the Company;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as described in the Requesting Stockholder’s written request) of the Registrable Securities so to be registered; provided that the Company shall not be obligated to effect (1) any such Demand Registration (i) within the Specified Period after the effective date of any other registration statement of the Company in connection with which Stockholders were given Piggyback Registration rights (other than a registration statement filed in connection with an employee benefit plan or business combination transaction or a registration statement on Form S-8 or Form S-4) or (ii) in accordance with Section 2.01(e), or (2) any Demand Registration if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration is less than $25,000,000. A Requesting Stockholder may require any Demand Registration that involves a Public Offering of at least $25,000,000 to be conducted as an underwritten offering. Notwithstanding the foregoing, a Requesting Stockholder may request that a Demand Registration take the form of a primary offering by the Company of a number of shares of Class A Common Stock, the net proceeds of which shall be used by the Company and BellRing LLC, pursuant to and subject to the terms and conditions of the BellRing LLC Agreement, to acquire for cash the same number of BellRing LLC Units, in which case, (i) the Demand Registration shall cover the primary sale of the number of shares of Class A Common Stock requested by the Requesting Stockholder, (ii) the Requesting Stockholder shall exercise its right, pursuant to Article IX of the BellRing LLC Agreement, to submit for redemption, as provided under and subject to the terms and conditions of the BellRing LLC Agreement, the number of BellRing LLC Units that is equal to the number of shares of Class A Common Stock sold in such Public Offering, contingent on (among other things) the closing of such Public Offering and receipt by the Company of net proceeds therefrom, (iii) upon the Company’s receipt of the net proceeds from such Public Offering, BellRing LLC shall elect, pursuant to Article IX of the BellRing LLC Agreement, to acquire from the Requesting Stockholder the number of BellRing LLC Units equal to the number of shares of Class A Common Stock sold pursuant to such Public Offering in exchange for such net proceeds and (iv) except where the context otherwise requires, references to “Registrable Securities” with respect to such Demand Registration shall be to such shares of Class A Common Stock requested to be offered in such Public Offering.

(b) At any time prior to the effective date of the Registration Statement relating to such Demand Registration, the Requesting Stockholder may, upon notice to the Company, revoke such request in whole or in part with respect to the number of shares of Registrable Securities requested to be included in such Registration Statement, without liability to any of the other Registering Stockholders.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Demand Registration becomes effective.

(d) If a Demand Registration involves a Public Offering and the lead managing underwriter advises the Company and the Requesting Stockholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having a material and adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Requesting Stockholder and all other Registering Stockholders pro rata on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Registering Stockholder;

(ii) second, any securities proposed to be registered by the Company; and

(iii) third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

(e) Notwithstanding anything to the contrary contained in this Agreement, but subject to the limitation set forth in the next succeeding paragraph, the Company shall be entitled to suspend its obligation to file (but not the preparation of) any Registration Statement in connection with a Demand Registration and any Shelf Registration, file any amendment to such a Registration Statement, furnish any supplement or amendment to a prospectus included in such a Registration Statement, make any other filing with the SEC, cause such a Registration Statement or other filing with the SEC to become or remain effective or take any similar action (collectively, “Registration Actions”) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or Section 8(e) of the Securities Act, (ii) the Board’s determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries or (iii) the Company possessing material non-public information the disclosure of which the Board determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in (i), (ii) or (iii) above, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to (i), (ii) or (iii) above) (a “Suspension Notice”) to the Stockholders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Stockholders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

The Company may only suspend Registration Actions pursuant to the preceding paragraph on two occasions during any one-year period for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of 90 days (which period may not be extended or renewed) (each such occasion, a “Suspension Period”). Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Stockholders and shall be deemed to end on the earlier to occur of (i) the date on which the Company gives the Stockholders a notice that the Suspension Period has terminated and (ii) the date on which the number of days during which a Suspension Period has been in effect exceeds the 90-day period. If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2.01(e), once the Suspension Period ends, the Requesting Stockholder may request a new Demand Registration and a Stockholder that requested a Shelf Registration may request a new Shelf Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall not be in breach of, or have failed to comply with, any obligation under this Agreement (including without limitation obligations under this Section 2.01(e)) where the Company acts or omits to take any action in order to comply with applicable law, any interpretation of the staff of the SEC or any order or decree of any court or governmental agency.

(f) The Company shall have no obligation to file a Registration Statement under this Section 2.01 or Section 2.02 or proceed with Registration Actions related thereto during any time such filing or Registration Actions are prohibited by any applicable underwriting or lock-up agreement to which the Company is a party relating to the Initial Public Offering or an offering pursuant to a Registration Statement.

Section 2.02. Shelf and Piggyback Registration.

(a) At any time when (i) the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), upon the written request of any Stockholder, the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”), the offer and sale of all or a portion of the Registrable Securities owned by such Requesting Stockholder. Upon the receipt of such written request, the Company shall promptly give notice (via electronic transmission) of such requested Shelf Registration at least 10 Business Days prior to the anticipated filing date of such Shelf Registration to any Stockholders, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Stockholders the opportunity to register such number of Registrable Securities as each such Stockholder may request in writing to the Company, given within 10 Business Days after such Stockholders receive the Company’s notice of the Shelf Registration. The “Plan of Distribution” section of such Shelf Registration shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering. With respect to each Shelf Registration, the Company shall, subject to any Suspension Period, (i) as promptly as practicable after the written request of the Requesting Stockholder, file a Registration Statement and (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable, and remain effective until the date set forth in Section 2.04(a)(ii). No Stockholder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Stockholder has complied with Section 2.15. The Company shall not be required to amend a Shelf Registration (or the related prospectus) to add or change the disclosure regarding selling security holders during any Suspension Period. The obligations set forth in this Section 2.02(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.02(f) and has otherwise complied with its obligations pursuant to this Agreement.

(b) Upon written request by a Requesting Stockholder holding Shelf Registered Securities (such Stockholder, the “Shelf Public Offering Requesting Stockholder”), which request (the “Shelf Public Offering Request”) shall specify the class or series and amount of such Shelf Public Offering Requesting Stockholder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall (subject to any Suspension Period) perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Public Offering Requesting Stockholder) (a “Shelf

Public Offering”) if the aggregate proceeds expected to be received from the sale of the Requested Shelf Registered Securities equals or exceeds $25,000,000. Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Shelf Public Offering (which notice shall state the material terms of such proposed Shelf Public Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Stockholder) to any other Stockholders holding Shelf Registered Securities. Such other Stockholders may, by written request to the Company and the Shelf Public Offering Requesting Stockholder, within two Business Days after receipt of such Shelf Public Offering Notice, include up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Shelf Public Offering; provided, that any such Shelf Registered Securities shall be sold subject to the same terms as are applicable to the Shelf Registered Securities of the Shelf Public Offering Requesting Stockholder. No Stockholder shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Stockholder has complied with Section 2.15. The lead managing underwriter or underwriters selected for such Shelf Public Offering shall be selected in accordance with Section 2.04(f)(i).

(c) In a Shelf Public Offering, if the lead managing underwriter advises the Company and the Shelf Public Offering Requesting Stockholder that, in its view, the number of shares of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Shelf Public Offering, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Shelf Registered Securities requested to be included in the Shelf Public Offering by the Shelf Public Offering Requesting Stockholder and all other Stockholders, pro rata on the basis of the relative number of shares of Shelf Registered Securities so requested to be included in the Shelf Public Offering by each such Stockholder;

(ii) second, any securities proposed to be included in the Shelf Public Offering by the Company; and

(iii) third, any securities proposed to be included in the Shelf Public Offering for the account of any other Persons, with such priorities among them as the Company shall determine.

(d) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Stockholders in respect of any block trade, hedging transaction or other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering (each, an “Alternative Transaction”), including, without limitation, entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to Section 2.04, to the extent customary for such transactions. The Company shall bear all Registration Expenses in connection with any Shelf Registration, any Shelf Public Offering or any other transaction (including any Alternative Transaction) registered under a Shelf Registration pursuant to this Section 2.02, whether or not such Shelf Registration becomes effective or such Shelf Public Offering or other transaction is completed; provided, however, that if the Shelf Public Offering Requesting Stockholder revokes its request in whole with respect to a Shelf Public Offering, then the Shelf Public Offering Requesting Stockholder shall reimburse the Company for and/or pay directly all Registration Expenses incurred relating to such Shelf Public Offering.

(e) After the Registration Statement with respect to a Shelf Registration is declared effective but subject to the Suspension Period, upon written request by one or more Stockholders (which written request shall specify the amount of such Stockholders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is eligible for use of Form S-3 in connection with a secondary public offering of its equity securities, or if such Registration Statement is an Automatic Shelf Registration Statement, file a prospectus supplement to include such Stockholders as selling stockholders in such Registration Statement or (ii) if it is not eligible for use of Form S-3 in connection with a secondary public offering of its equity securities, file a post-effective amendment to the Registration Statement to include such Stockholders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

(f) Upon the Company becoming aware that it is a “Well-Known Seasoned Issuer” (as defined in Rule 405 under the Securities Act), (i) the Company shall give written notice to all of the Stockholders as promptly as practicable but in no event later than 10 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable and subject to any Suspension Period, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 20 Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.04(a)(ii). The Company shall give written notice of filing such Registration Statement to all of the Stockholders as promptly as practicable thereafter. The Company shall not be required to include any Stockholder as a selling stockholder in any Registration Statement or prospectus unless such Stockholder has complied with Section 2.15. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 20 Business Days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Stockholders as promptly as practicable but in no event later than 10 Business Days prior to such Determination Date and (B) if the Company is eligible to file a Registration Statement on Form S-3 with respect to a secondary public offering of its equity securities, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 2.02(a), treating all selling Stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Requesting Stockholders and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date. Any registration pursuant to this Section 2.02(f) shall be deemed a Shelf Registration for purposes of this Agreement.

(g) Notwithstanding anything to the contrary, no Shelf Registration pursuant to this Section 2.02 shall be deemed a Demand Registration for purposes of Section 2.01.

(h) Piggyback Registration.

(i) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or Form S-4 relating to Shares or any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) other than in connection with a rights offering, whether or not for sale for its own account, the Company shall each such time give prompt notice (via electronic transmission) at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder, which notice shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(h)(ii). Upon the request of any such Stockholder made within 10 Business Days after the receipt of notice from the Company regarding a Piggyback Registration (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Requesting Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered in accordance with the plan of distribution intended by the Company for such registration statement; provided that (i) if such registration involves a Public Offering, all such Registering Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f)(i) on the same terms and conditions as apply to the Company and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(h) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all Registering Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02(h) shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01 or a Shelf Registration to the extent required by Section 2.02. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(ii) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(d) shall apply) and the lead managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Registering Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(A) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(B) second, all Registrable Securities requested to be included in such registration by any Registering Stockholders pursuant to this Section 2.02(h) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Stockholder); and

(C) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03. Lock-Up Agreements.

(a) Each Stockholder hereby agrees that it will not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities (i) during (A) the 10 days prior to and the 90-day period beginning on the effective date of the registration of such Registrable Securities in connection with a Public Offering (which period following the effective date may, in each case, be extended as reasonably requested by the underwriters participating in such Public Offering to accommodate regulatory restrictions on (I) the publication or other distribution of research reports and (II) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA rules or any successor provisions or amendments thereto) or (B) such shorter period as the underwriters participating in such Public Offering may require, and (ii) upon notice from the Company of the commencement of a Public Offering in connection with any Shelf Registration, during (A) 10 days prior to and the 90-day period beginning on the date of commencement of such Public Offering or (B) such shorter period as the underwriters participating in such Public Offering may require, in each case except as part of such Public Offering. Each Stockholder agrees to execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to the Company and the underwriters to such effect and, in any event, that the underwriters in any relevant offering shall be third party beneficiaries of this Section 2.03(a). The lock-up agreement to be executed by each Stockholder pursuant to this Section 2.03(a) shall be no less favorable to such Stockholder than the lock-up agreements (or provisions in any underwriting agreement) executed by the Company or any of the executive officers or directors of the Company pursuant to Section 2.03(b).

(b) The Company shall not effect any public sale or distribution of securities of the same type and class as Registrable Securities (except pursuant to registrations on Form S-8 or Form S-4) (i) with respect to any Public Offering pursuant to a Demand Registration or any Piggyback Registration in which the holders of Registrable Securities are participating, during (A) the 10 days prior to and the 90-day period beginning on the effective date of such registration (which period following the effective date may, in each case, be extended as reasonably requested by the underwriters participating in such Public Offering to accommodate regulatory restrictions on (I) the publication or other distribution of research reports and (II) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA rules or any successor provisions or amendments thereto) or (B) such shorter period as the underwriters participating in such Public Offering may require, and (ii) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration that such holder(s) intend to effect a Public Offering of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other Stockholders of the date of commencement of such Public Offering), during (A) the 10 days prior to and the 90-day period beginning on the date of commencement of such Public Offering and (B) such shorter period as the underwriters participating in such Public Offering may require), in each case except as part of such Public Offering. To the extent required by any underwriter participating in such Public Offering, the Company shall use commercially reasonable efforts to cause its executive officers and directors to execute customary lock-up agreements in connection with such Public Offering, which lock-up agreements shall not have a duration shorter than that of the lock-up agreement or provisions applicable to the Company.

Section 2.04. Registration Procedures. Whenever a Stockholder requests that any Registrable Securities be registered pursuant to Section 2.01 or Section 2.02, subject to the provisions of such Sections, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable and, in connection with any such request:

(a) The Company shall as soon as reasonably practicable prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective for a period of (i) not less than 180 days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer eligible for use of Form S-3; subject in each case to any Suspension Period.

(b) Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto, or before using any Free Writing Prospectus, the Company shall provide each Registering Stockholder, the Holders’ Counsel and each underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Registering Stockholder, the Holders’ Counsel and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act, each Free Writing Prospectus and such other documents as such Registering Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Stockholder. In addition, the Company shall, as expeditiously as practicable, keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 2.01 or Section 2.02 and provide Holders’ Counsel with copies of all correspondence (including any comment letter) with the SEC, any self-regulatory organization or other governmental agency in connection with any such Registration Statement. Each Registering Stockholder shall have the right to request that the Company modify any information pertaining to such Registering Stockholder contained in such Registration Statement, amendment and supplement thereto or any Free Writing Prospectus, and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholder thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such Registration Statement and the Holders’ Counsel of any stop order issued or threatened by the SEC or any state securities commission and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Registering Stockholder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (A) as long as permissible pursuant to the laws of such jurisdiction, (B) as long as any such Registering Stockholder requests or (C) until all such Registrable Securities are sold and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Stockholder to consummate the disposition of the Registrable Securities owned by such Registering Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall promptly notify each Registering Stockholder holding such Registrable Securities covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly (subject to any applicable Suspension Period) prepare and make available to each Registering Stockholder and file with the SEC any such supplement or amendment, (ii) as soon as the Company becomes aware of any request by the SEC or any federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (iii) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(f) (i) The Registering Stockholders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Public Offering pursuant to a “take down” under a Shelf Registration shall have the right to select an underwriter or underwriters in connection with such Public Offering or “take down” (as the case may be) (which underwriter or underwriters may include any Affiliate of any Registering Stockholder so long as including such Affiliate would not require the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Subject to confidentiality arrangements customarily applicable to underwriters and the Registering Stockholders, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, managers and employees (and those of the Company’s Subsidiaries) to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

(h) The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Registering Stockholder or the lead managing underwriter therefor reasonably requests.

(i) The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably available, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j) The Company may require each Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

(k) Each Registering Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Stockholder’s receipt of (i) copies of the supplemented or amended prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (i), if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall (x) make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e) or (y) deliver to such Stockholder the notice described in clause (ii).

(l) The Company shall use its commercially reasonable efforts to list all Registrable Securities of any class or series covered by such Registration Statement on any national securities exchange on which any of the Registrable Securities of such class or series are then listed or traded.

(m) Upon written request (which request shall be given with reasonable advance notice) to the Company by Registering Stockholders holding a majority of the Registrable Securities being sold in such offering, the Company shall have appropriate officers of the Company or its Subsidiaries (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use its commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) The Company shall, as soon as possible following its actual knowledge thereof, notify each Registering Stockholder: (A) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or any other additional information; or (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

(o) The Company shall reasonably cooperate with each Registering Stockholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

(p) The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.

(q) The Company shall, within the deadlines specified by the Securities Act, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under this Agreement (and any offering covered hereby).

(r) The Company shall, if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter with respect to an underwritten public offering reasonably requests.

Section 2.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Stockholder holding Registrable Securities covered by a Registration Statement, its Affiliates, stockholders, members, directors, officers, managers, employees, partners and agents, and each Person, if any, who controls such Registering Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Stockholder Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Stockholder Party for any Damages that are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by or on behalf of such Registering Stockholder expressly for use therein. The Company also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Stockholders provided in this Section 2.05.

Section 2.06. Indemnification by Registering Stockholders. Each Registering Stockholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless (i) the Company, (ii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) each other Registering Stockholder participating in any offering of Registrable Securities and (iv) the respective Affiliates, stockholders, members, directors, officers, managers, employees, partners and agents of each of the Persons specified in clauses (i) through (iii) from and against all Damages to the same extent as the foregoing indemnity from the Company to such Registering Stockholder, but only with respect to information furnished in writing by or on behalf of such Registering Stockholder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act). Each Registering Stockholder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act on substantially the same basis as that of the indemnification of the Company and the other Registering Stockholders provided in this Section 2.06. As a condition to including Registrable Securities in any Registration Statement filed in accordance with Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold the Company harmless to the extent customarily provided by underwriters with respect to similar securities and offerings. No Registering Stockholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) realized by such Registering Stockholder in the sale of Registrable Securities of such Registering Stockholder to which such Damages relate.

Section 2.07. Conduct of Indemnification Proceedings. If any proceeding (including any investigation by any governmental authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.05 or Section 2.06, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses in connection therewith; provided that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Indemnified Party shall have reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for any Indemnified Party, such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there is a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of an Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08. Contribution. If the indemnification provided for in Section 2.05 or Section 2.06 is unavailable to an Indemnified Party or insufficient in respect of any Damages caused by or relating to any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified

Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of the Damages referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 2.05 and Section 2.06, any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, no Registering Stockholder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Registering Stockholder in the applicable offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), and no Person under the control, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, of a Person guilty of such fraudulent misrepresentation, shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Stockholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the net proceeds of the applicable offering received by such Registering Stockholder bears to the net total proceeds of the applicable offering received by all such Registering Stockholders and not joint.

Section 2.09. Participation in Public Offering. No Stockholder may participate in any Public Offering hereunder unless such Stockholder (i) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11. Cooperation by the Company. At any time following the Initial Public Offering, if any Stockholder shall transfer, assign, sell, convey or otherwise dispose of any Registrable Securities pursuant to Rule 144, the Company shall reasonably cooperate with such Stockholder, provide to such Stockholder such information as such Stockholder shall reasonably request and make publicly available information necessary to permit sales pursuant to Rule 144 for so long as necessary.

Section 2.12. Transfer of Registration Rights. The rights of a Stockholder under this Article II may be transferred or assigned in connection with a transfer of BellRing LLC Units or Registrable Securities, provided that all of the following additional conditions are satisfied: (x) such transfer or assignment is effected in accordance with applicable securities laws, (y) such transfer is effected in accordance with the Certificate of Incorporation and the BellRing LLC Agreement, as applicable, and (z) such transferee or assignee executes and delivers to the Company an agreement to be bound by this Agreement in the form of Exhibit A.

Section 2.13. Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration, Piggyback Registration or Shelf Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not be on terms more favorable in the aggregate to such holder or prospective holder than this Agreement. The Company also represents and warrants to each Stockholder that it has not prior to the date of this Agreement entered into any agreement with respect to any of its securities granting any registration rights to any Person.

Section 2.14. Free Writing Prospectuses. Except for a prospectus relating to Registrable Securities included in a Registration Statement, an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the Securities Act) or other materials prepared by or on behalf of the Company, each Registering Stockholder represents and agrees that it (i) shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, and (ii) has not distributed and will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

Section 2.15. Information from Registering Stockholders; Obligations of Registering Stockholders.

(a) It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any Registering Stockholder that has requested inclusion of its Registrable Securities in any Registration Statement or related prospectus, as the case may be, that such Registering Stockholder shall take the actions described in this Section 2.15.

(b) Each Registering Stockholder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Registering Stockholder’s participation in such registration) in writing such information with respect to such Registering Stockholder, its ownership of Company Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Registering Stockholder not contain a material misstatement of fact or necessary to cause such Registration Statement or prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Registering Stockholder necessary in order to make the statements therein not misleading and (ii) comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.

(c) Each Registering Stockholder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus regarding such Registering Stockholder untrue in any material respect or that requires the making of any changes in a Registration Statement, prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such prospectus or Free Writing Prospectus.

(d) Each Registering Stockholder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement.

(e) Each Stockholder agrees that no Stockholder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a prospectus relating thereto unless such Stockholder has furnished the Company with all information required to be included in such Registration Statement by applicable securities laws in connection with the disposition of such Registrable Securities as reasonably requested by the Company.

(f) Notwithstanding anything to the contrary herein, no Registering Stockholder shall be required to make any representations or warranties to or agreements with the Company, the underwriters of any underwritten Public Offering, or any other Person in connection with a disposition of Registrable Securities other than representations, warranties or agreements regarding such Registering Stockholder, such Registering Stockholder’s ownership of Registrable Securities and such Registering Stockholder’s intended method of distribution of Registrable Securities.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.01. Board of Directors.

(a) Board Size and Structure. The Board may increase or decrease the number of Directors, subject to the rights of Post under this Agreement and Applicable Governance Rules, in accordance with the Certificate of Incorporation and Bylaws. Upon consummation of the Initial Public Offering, the Board shall consist of five directors, and of such five directors:

(i) the number of Post Nominees shall be three;

(ii) the directors serving as Post Nominees shall be Darcy Horn Davenport, Thomas P. Erickson and Robert V. Vitale;

(iii) the terms of office of the initial Post Nominees shall be as follows:

(A) Darcy Horn Davenport shall serve for a term expiring at the Company’s annual meeting of stockholders in 2020;

(B) Thomas P. Erickson shall serve for a term expiring at the Company’s annual meeting of stockholders in 2021; and

(C) Robert V. Vitale shall serve for a term expiring at the Company’s annual meeting of stockholders in 2022; and

(iv) at least three directors shall be independent directors permitted by SEC rules to serve on the Company’s audit committee (such persons, the “Audit Committee Independent Directors”), at least one of whom shall be an audit committee financial expert as defined under Item 407(d)(5)(ii) of SEC Regulation S-K.

(b) Post Nominees.

(i) For so long as the Company has a classified Board, each of the Post Nominees shall be assigned to a class of directors of the Company such that the number of Post Nominees in each class shall be as nearly equal in number as is reasonably possible.

(ii) Anything in the Bylaws to the contrary notwithstanding, with respect to any Post Nominees to be elected at any meeting of stockholders to be held after the date of the Initial Public Offering, Post shall designate the Post Nominees to be elected at such meeting by delivering to the Company written notice designating the Post Nominees to be elected at such meeting and setting forth such Post Nominees’ business address, telephone number and e-mail address, (A) in the case of an annual meeting, (1) within 10 days following its receipt of written notice from the Company notifying Post of the date of the first annual meeting after the date of the Initial Public Offering, in the case of the first annual meeting after the date of the Initial Public Offering, and (2) at least 120 days prior to the one year anniversary of the preceding annual meeting, in the case of subsequent annual meetings, and (B) in the case of a special meeting where directors will be elected, within 10 days following the date that Post receives written notice from the Company notifying Post of the special meeting; provided, that if Post shall fail to deliver such written notice, Post shall be deemed to have nominated the Post Nominees most recently designated for the applicable class of directors pursuant to this Section 3.01 if such Post Nominees are serving as directors of the Company at the time Post’s notice designating the Post Nominees is due.

(iii) Notwithstanding the foregoing, and subject to Section 6 of the Certificate of Incorporation, (A) if the Board or the Company determines to elect directors by written consent and not at a meeting of stockholders, including election by a consent in lieu of a meeting of stockholders as provided under Section 211(b) of the Delaware General Corporation Law, the Company shall so notify Post in writing (the “Consent Notice”), and Post shall designate the Post Nominees to be so elected by written consent, if any, by delivering to the Company written notice designating the Post Nominees, and setting forth such Post Nominees’ business address, telephone number and e-mail address, by the date that is 10 days following its receipt of the Consent Notice; provided, that if Post shall fail to timely deliver such written notice, Post shall be deemed to have nominated the Post Nominees most recently designated for the applicable class of directors pursuant to this Section 3.01 if such Post Nominees are serving as directors of the Company at the time Post’s notice designating the Post Nominees is due and (B) if Post determines to elect directors by written consent without action on the part of the Company or the Board, Post may effect by written consent the election of such Post Nominees and other directors as it deems necessary, appropriate or advisable, each director to serve for a term of office as provided in the Certificate of Incorporation and Bylaws of the Company.

(iv) The Company hereby agrees that (A) at each annual or special meeting of stockholders of the Company at which directors are to be elected and (B) in connection with any election of directors by written consent, in each case subject to any rights of the holders of shares of any class or series of preferred stock of the Company, the Company shall follow its applicable corporate governance policies and procedures to cause the Post Nominees to be nominated for election to the Board as nominees of the Company and the Board and otherwise shall ensure that the directors required to be nominated pursuant to this Article III shall be nominated for election and shall use its reasonable best efforts to cause the Post Nominees to be elected to the Board.

(v) For avoidance of doubt, the notice and other requirements set forth in Sections 1(d) through 1(h) of Article II of the Bylaws shall not apply to Post or any Post Nominee.

(c) Committees. The Board shall have a corporate governance committee and compensation committee, an audit committee and such other committees as the Board may determine (collectively, the “Committees”). Subject to Section 3.02:

(i) the audit committee shall consist of at least three Audit Committee Independent Directors under Rule 10A-3 under the Exchange Act and the NYSE Listed Company Manual, and Post shall have the right to designate from the members of the Board the members of the Audit Committee subject to Section 3.02(b); and

(ii) each other Committee shall consist of at least three directors, and Post shall have the right to designate from the members of the Board the members of each such Committee subject to Section 3.02(b);

provided, however, that: (i) the membership of each Committee shall meet the requirements of Applicable Governance Rules, and (ii) subject to clause (i), each Committee shall have such number of directors as the Board may determine, which determination shall be made on the recommendation of the corporate governance and compensation committee. Each Committee shall have such powers and responsibilities as the Board may from time to time authorize.

(d) Removal and Replacement of Post Nominees. If a vacancy is created on the Board or a Committee as a result of the death, disability, retirement, resignation or removal of any Post Nominee, then Post shall have the right to designate such person’s replacement, and the person so designated shall be deemed to be a Post Nominee. If such vacancy shall be filled by the Board, the Company shall follow its applicable corporate governance policies and procedures to cause any such Post Nominee to be appointed to the Board. If such vacancy shall be filled at a meeting of stockholders or, subject to Section 6 of the Certificate of Incorporation, through written consents authorized or solicited by the Company, the Company shall follow its applicable corporate governance policies and procedures to cause the Post Nominees to be nominated for election to the Board as nominees of the Company and the Board and otherwise shall ensure that the directors required to be nominated pursuant to this Article III shall be nominated for election and shall use its reasonable best efforts to cause such Post Nominees to be elected to the Board. Subject to Section 6 of the Certificate of Incorporation, Post may fill the vacancy by written consent, and the person so elected by such written consent shall be deemed to be a Post Nominee. No Post Nominee shall be required to resign or be removed from the Board or any Committee as a result of a decrease in the size of the Board or any Committee, except as required by Applicable Governance Rules.

Section 3.02. Reduction of Post’s Board and Committee Rights.

(a) Board Nominees. Notwithstanding anything to the contrary in this Agreement, after the Initial Public Offering, the number of Post Nominees that may be designated by Post pursuant to Section 3.01(a)(i) shall be determined based on the percentage of the votes that may be cast by the Post Stockholders under the Certificate of Incorporation on their own behalf without instructions or directions from Persons other than the Company or any of its Subsidiaries or the Post Stockholders, so that the Post Nominees constitute:

(i) a majority of the directors on the Board (and if the number of directors on the Board is even, one director more than 50% of the number of directors on the Board), if the votes that may be cast by the Post Stockholders on their own behalf are greater than 50% of the total voting power of all of the outstanding Shares of the Company;

(ii) one less than a majority of the directors on the Board (and if the number of directors on the Board is even, 50% of the number of directors on the Board), if the votes that may be cast by the Post Stockholders on their own behalf are greater than 25% but 50% or less of the total voting power of all of the outstanding Shares of the Company;

(iii) one-third of the directors on the Board (rounded down to the nearest whole number), if the votes that may be cast by the Post Stockholders on their own behalf are greater than 10% but 25% or less of the total voting power of all of the outstanding Shares of the Company; and

(iv) no directors if the votes that may be cast by the Post Stockholders on their own behalf are 10% or less of the total voting power of all of the outstanding Shares of the Company.

Post shall cause the appropriate number of Post Nominees to resign as required to comply with this Section 3.02 upon the earlier to occur of (i) the date on which the current term of the resigning Post Nominee ends, and (ii) 12 months from the occurrence of an event resulting in the votes that may be cast by the Post Stockholders crossing a threshold described in Section 3.02(a)(i) through (iv). To the extent deemed reasonably necessary by the Board to comply with Applicable Governance Rules (including with respect to composition of committees), Post shall designate Independent Directors as Post Nominees; provided that directors who are affiliated with a Post Party shall not be automatically deemed not to be Independent Directors.

(b) Committees. Notwithstanding anything to the contrary in this Agreement, if the votes that may be cast by the Post Stockholders on their own behalf are less than 25% of the total voting power of all of the outstanding Shares of the Company, Post shall cease to have the rights to designate members of Committees pursuant to Section 3.01(c).

ARTICLE IV.

TERMINATION

Section 4.01. Termination. This Agreement shall terminate when the votes that may be cast by the Post Stockholders on their own behalf are less than 2.5% of the total voting power of all of the outstanding Shares; provided, however, that any Stockholder that ceases to own beneficially any Registrable Securities or BellRing LLC Units shall cease to be bound by the terms hereof other than (i) Section 2.05, Section 2.06, Section 2.07, Section 2.08 and Section 2.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Registrable Securities or BellRing LLC Units and (ii) Section 5.01, Section 5.02 and Section 5.04 through Section 5.11.

ARTICLE V.

MISCELLANEOUS

Section 5.01. Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Subject to Section 2.12, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission) and shall be given,

if to the Company, to:

BellRing Brands, Inc.

Attn: President and CEO

2503 S. Hanley Rd.

St. Louis, MO 63144

E-mail:

if to Post, to:

Post Holdings, Inc.

2305 S. Hanley Rd.

St. Louis, MO 63144

Attention: General Counsel

Email:

if to any other party hereto, to the address (including electronic transmission) specified on the joinder to this Agreement signed by such party hereto,

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Person that becomes a Stockholder shall provide its address and e-mail address to the Company, which shall promptly provide such information to each other Stockholder.

Section 5.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Post. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.04. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders pursuant to Article III hereto. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law or conflicts of law provisions that would indicate the applicability of the laws of any other jurisdiction.

Section 5.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 5.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each initial party hereto shall have received a counterpart hereof signed by all of the other initial parties hereto. Until and unless each initial party has received a counterpart hereof signed by the other initial parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 5.09. Entire Agreement. This Agreement, together with the Exhibit hereto and any documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 5.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.11. Certificate of Incorporation Supersedes. Nothing in this Agreement is intended to conflict with any provision of the Certificate of Incorporation or Bylaws, each in effect on the date hereof and, in the event of any such conflict, the applicable provisions of the Certificate of Incorporation or Bylaws shall supersede the conflicting provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[remainder of page left blank; signature pages follow]

BELLRING BRANDS, INC.

By:	/s/ Darcy Horn Davenport
	Name:	Darcy Horn Davenport
	Title:	President and Chief Executive Officer

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

[BELLRING BRANDS, INC.]

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

[POST HOLDINGS, INC.]

EXHIBIT A

JOINDER TO INVESTOR RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Investor Rights Agreement dated as of October 21, 2019 (the “Investor Rights Agreement”) among BellRing Brands, Inc. and the other parties thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Investor Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Investor Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investor Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

Email Address:

EXHIBIT A - 1